Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Validus Holdings, Ltd. Announces $750 Million Common Share Repurchase Authorization and 6.7% Increase in Quarterly Common Share Dividend

PEMBROKE, Bermuda, February 3, 2015 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) announced today that its Board of Directors has authorized a new common share repurchase program in the amount of $750 million and also increased its quarterly common share dividend to $0.32 from $0.30.

Jeff Sangster, Validus’ Chief Financial Officer commented, “We remain committed to returning excess capital to shareholders as evidenced by this latest share repurchase authorization and increase in common share dividend. The authorization is open-ended without a specific completion date and the increased common share dividend will start effective with the March 2015 dividend payment.”

The Company expects the share repurchases to be made from time to time in the open market or in privately negotiated transactions. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company’s capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board at any time.

The quarterly dividend in the amount of $0.32 which was declared on February 3, 2015 is payable on March 31, 2015 to shareholders and warrant holders of record on March 13, 2015.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).

Validus Re is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.  Western World is a U.S. specialty lines insurance company focused on excess and surplus lines.  AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:
Validus Holdings, Ltd.
Investor.Relations@ValidusHoldings.com
+1-441-278-9000

or

Media:
Brunswick Group
Radina Russell / Josh Gerth
+1-212-333-3810

Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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